      Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
In Vitro Virus/PROfusion Mutual Patent License Agreement, December 10, 2004
Exhibit 10.5
MUTUAL PATENT LICENSE AGREEMENT
THIS MUTUAL PATENT LICENSE AGREEMENT, made and entered into as of the day of December 10, 2004 (“Effective Date”) by and between
MITSUBISHI CHEMICAL CORPORATION, a corporation of Japan, with its principal place of business at 33-8, Shiba 5-chome, Minato-ku, Tokyo, Japan (“MCC”) and
COMPOUND THERAPEUTICS, INC., a corporation of U.S.A., with its principal place of business at 100 Beaver Street, Waltham MA 02453, U.S.A.(“COMPOUND”)
(MCC and COMPOUND are collectively referred to herein as the “Parties” and individually as a “Party”)
WITNESSETH:
WHEREAS, MCC and COMPOUND own and control certain patent applications and patents worldwide in the field of In vitro virus/PROfusion technology, and are respectively interested in receiving licenses of such patents and patent applications of the other Party for the benefit of their developmental work and business operation; and
WHEREAS, MCC and COMPOUND are willing and able to grant each other such licenses under the terms and conditions as set forth herein;
NOW, THEREFORE, Parties hereto have agreed and do hereby agree as follows:
ARTICLE I
DEFINITIONS
The following terms as used in this Agreement shall, unless the context clearly indicates the contrary, have the following meanings:
1.1	“Affiliates” shall mean, in relation to a Party, any other company or entity, which directly or indirectly, controls, is controlled by, or is under common control with such Party. For the purpose of this definition, “control” means the possession of the power to direct or cause the direction of the management or policies of such Party, whether through the ownership of voting securities, by contract or otherwise.

1.2	“Antibody Mimetics” shall mean and be limited to [**].

1.3	“Therapeutic Products” shall mean any Products intended for a therapeutic use.

1.4	“MCC Patents” shall mean patent applications and patents owned or controlled (in the sense of having a right to license or sublicense to others) by MCC in the field of In vitro virus/PROfusion technology, as listed in Annex A attached hereto and made a part hereof, including any divisions, reissues, continuations, continuations-in-part, extensions and reexaminations thereof and any patents issued or granted on such patent applications, and foreign counterparts thereof. It is confirmed that MCC Patents that claim In vitro virus/PROfusion technology and additional technology shall be considered and interpreted as MCC Patents only with respect to that portion of the claimed technology that is In vitro virus/PROfusion technology, but shall not be considered or interpreted as MCC Patents with respect to that portion of the claimed technology that is not In vitro virus/PROfusion technology.
1.5	“In vitro virus/PROfusion technology” shall mean the technology to make and use a molecule comprising a [**].

1.6	“Patents” shall mean MCC Patents or COMPOUND Patents, as the case may be.

1.7	“COMPOUND Patents” shall mean patent applications and patents owned or controlled (in the sense of having a right to license or sublicense to others) by COMPOUND in the field of In vitro virus/PROfusion technology, including those licensed to COMPOUND from The General Hospital Corporation with the right to sublicense, as listed in Annex B attached hereto and made a part hereof, including any divisions, reissues, continuations, continuations-in-part, extensions and reexaminations thereof and any patents issued or granted on such patent applications, and foreign counterparts thereof. It is confirmed that COMPOUND Patents that claim In vitro virus/PROfusion technology and additional technology shall be considered and interpreted as COMPOUND Patents only with respect to that portion of the claimed technology that is In vitro virus/PROfusion technology, but shall not be considered or interpreted as COMPOUND Patents with respect to that portion of the claimed technology that is not In vitro virus/PROfusion technology.

1.8	“Products” shall mean compositions-of-matter such as proteins/peptides and nucleic acids that derive directly from the use of methods or compositions claimed by Patents, but shall not include any products that were not generated in whole or in part using In vitro virus/PROfusion technology, such as chemical compounds or agents that bind to the primary products.

1.9	“Services” shall mean any and all services conducted by a Party where such provision of service would infringe a Patent but for the licenses granted herein-

1.10	“Japan-based” shall mean a company which has their primary headquarters or the headquarters of their ultimate parent company in Japan.

1.11	“Non-Japan-based” shall mean a company which has their primary headquarters or the headquarters of their ultimate parent company outside of Japan

ARTICLE II
LICENSE
2.1	Subject to the terms and conditions of this Agreement, MCC agrees to grant and hereby grants to COMPOUND;
(a)	A non-exclusive, royalty-free and world-wide license to practice the MCC Patents for identifying, developing, producing, and/or commercializing Antibody Mimetics and rendering Services for Antibody Mimetics, with the right to sublicense to others worldwide;

(b)	A non-exclusive and royalty-free license outside of Japan to practice the MCC Patents for identifying, developing, producing, and/or commercializing Therapeutic Products and rendering Services for Therapeutic Products, with the right to sublicense outside of Japan to Non-Japan-based third parties, including companies and academia, to practice the MCC Patents there, it being understood that any Therapeutic Products developed by COMPOUND or such Non-Japan-based sublicensees using the MCC Patents can be sold and distributed throughout the world without any financial obligations to MCC, unless they fall within MCC patent rights not licensed hereunder; and

(c)	A non-exclusive and royalty-free license outside of Japan to practice the MCC Patents for identifying, developing, producing, and/or commercializing any Products other than Antibody Mimetics and Therapeutic Products and rendering Services for such other Products, with the right to sublicense outside of Japan to Non-Japan-based third parties, including companies and academia, to practice the MCC Patents there, it being understood that such other Products developed by COMPOUND or such Non-Japan-based sublicensees using the MCC Patents can be sold and distributed throughout the world without any financial obligations to MCC, unless they fall within MCC patent rights not licensed hereunder.
2.2	Subject to the terms and conditions of this Agreement, COMPOUND agrees to grant and hereby grants to MCC a non-exclusive and royalty-free license in Japan to practice the COMPOUND Patents for identifying, developing, producing, and/or commercializing and rendering Services for any Products for all fields except Antibody Mimetics, with the right to sublicense within Japan to Japan-based third parties, including companies and academia in Japan the right to practice the COMPOUND Patents there for all fields except Antibody Mimetics, it being understood that any Products developed by MCC or such Japan-based sublicensees using the COMPOUND Patents can be sold and distributed throughout the world without any financial obligations to COMPOUND, unless they fall within COMPOUND patent rights not licensed hereunder.

2.3	The licenses granted to each Party pursuant to the preceding Paragraphs 2.1 and 2.2 shall extend to Affiliates of MCC and COMPOUND respectively under the same terms and conditions of this Agreement.

2.4	MCC and COMPOUND agree not to assert any claim or right against the other Party or their Affiliates or sublicensees for any acts of infringement prior to the Effective Date of MCC Patents or COMPOUND Patents licensed hereunder. The sublicenses granted by COMPOUND under the MCC Patents and by MCC under the COMPOUND Patents prior to the Effective Date are set forth on a Schedule A attached hereto.

2.5	COMPOUND will use reasonable efforts to obtain written acknowledgement of the sublicense granted hereunder from The General Hospital Corporation, owner of certain of the COMPOUND Patents. If the agreement between COMPOUND and The General Hospital Corporation is terminated or found to be void such that the sub-license of certain of the COMPOUND Patents to MCC hereunder is also terminated this agreement shall terminate, unless agreed otherwise in writing by the two parties.
ARTICLE III
INTERFERENCE
MCC and COMPOUND acknowledge that certain COMPOUND Patents and certain MCC Patents may potentially be involved in an interference in the United States Patent and Trademark Office (USPTO), and agree to attempt to avoid the time and expense incident to an interference proceeding in an appropriate and mutually agreeable manner according to the terms of the Interference Settlement Agreement attached hereto as Exhibit A. MCC and COMPOUND also agree that each Party with surviving patent(s) or application(s) awards the other Party a license to the surviving patent(s) or application(s) under the terms and conditions of this Agreement. The terms of the Interference Settlement Agreement shall be subject to the rights of third party licensors of any of the patents or patents applications hereunder. MCC and COMPOUND each hereby represent and warrant that such rights of third party licensors are only those which are disclosed herein. For COMPOUND, the terms of the Interference Settlement Agreement shall be subject to the rights of The General Hospital Corporation. In the event that the terms of the Settlement Agreement should not be performed or implemented in material respect due to such rights of such third party(ies), this Agreement shall become null and void.
ARTICLE IV
TERM
4.1	This Agreement shall become effective upon the Effective Date, and unless otherwise earlier terminated hereunder, shall remain in full force until the expiry of all MCC Patents and COMPOUND Patents.

4.2	If either Party contests in a court proceeding the validity, within the meaning of the patent statutes of the relevant country, of the Patents of the other Party, then the other Party has a right to terminate this Agreement forthwith, unless settlement is made in a timely manner.
4.3	If either Party of this Agreement fails to perform or observe any of its material obligations hereunder, the other Party may terminate this Agreement upon sixty (60) days written notice to the defaulting Party, provided, however, that if the defaulting Party has made substantial efforts to correct said default during said sixty (60) day period, the notice shall be of no further force or effect.

4.4	Neither Party shall be liable for any delay in or failure of performance of its obligations hereunder, if any, to the extent caused by any contingencies beyond its control, including, without limitation, war, strikes, lockouts, fires, accidents, floods, droughts, natural calamities, demands or requirements of the government of Japan or the United States or restraining orders or decrees of any court. In this case, the performance of obligations affected thereby shall be suspended as long as said contingency exists, however, all obligations which shall not have been affected by said contingency shall remain in full force.

4.5	From and after the termination of this Agreement, either Party shall have no further licenses and rights granted. Without limiting the generality of the foregoing, Paragraphs 2.4 and Articles V, VI, VII, VIII, IX, X, XI , XII, and XIII shall survive termination or expiration of this Agreement.
ARTICLE V
ASSIGNMENT
This Agreement shall not be transferable or assignable by MCC or COMPOUND without prior written consent of the other Party, except to a third party that purchases substantially the entire business and assets of the subject matter of this Agreement, subject, however, to the conditions precedent that such third party shall have expressly agreed to succeed and assume all of the rights and obligations and liabilities of the assigning Party under this Agreement. This Agreement will be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns.

ARTICLE VI
NOTICES
All notices and deliveries to be given hereunder to either Party shall be deemed to have been sufficiently or duly given for all purposes hereunder if and when sent by registered mail, telex or telefacsimile with confirmation by air mail, addressed to the receiving Party at its address as indicated above or such other address as hereafter shall be furnished by written notice to the sending Party.
ARTICLE VII
DISCLAIMER
7.1	Nothing contained in this Agreement shall be deemed or construed as giving or granting to either Party any right or license in any trademark, patent or other intellectual property of the other Party except as is specifically provided for in this Agreement. Neither Party shall be deemed as a legal representative or agent of the other Party nor shall either Party have the right or authority to assume or make any obligation, guarantee, warranty or representation of any kind, express or implied, in the name of or binding upon the other Party.

7.2	MCC OR COMPOUND MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, UNLESS OTHERWISE SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, INCLUDING THAT THE PRACTICE OF THE LICENSED PATENTS DOES NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY. IN NO EVENT SHALL MCC OR COMPOUND BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, MULTIPLE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR OTHER INDIRECT DAMAGES SUFFERED OR INCURRED BY MCC OR COMPOUND AS THE RESULT OF OR IN CONNECTION WITH THIS AGREEMENT.
ARTICLE VIII
ENTIRE AGREEMENT
This Agreement embodies the entire understanding between the Parties hereto with respect to the subject matter of this Agreement and all prior representations, warranties, guarantees or agreements relating hereto are hereby terminated and shall be of no force or effect whatsoever.

ARTICLE IX
AMENDMENTS
9.1	All amendments or alterations in or to this Agreement shall be made in writing and shall be of no force or effect unless signed by the duly authorized officers or representatives of each Party. No delay or omission by a Party exercising any right under the Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a Party on any one occasion shall be effective only in that instance and shall not be construed as a waiver of any right on any other occasion.

9.2	If any provision of this Agreement shall be declared void by any court or administrative body of competent jurisdiction, the validity of any other provision shall not be affected thereby.
ARTICLE X
GOVERNING LAWS
This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of New York, USA, without giving effect to its conflict of laws principles.
ARTICLE XI
ARBITRATION
If any dispute, controversy or difference arises between the Parties hereto in connection with or out of this Agreement, the Parties hereto shall first attempt to settle it amicably through mutual discussion. Should the Parties hereto fail to make said amicable settlement, said dispute, controversy or difference shall be submitted to arbitration to take place in Boston, Massachusetts, if initiated by MCC, or Tokyo, Japan, if initiated by COMPOUND, pursuant to the then existing rules of American Arbitration Association. The award rendered in said arbitration shall be final, conclusive and binding upon each Party of this Agreement.
ARTICLE XII
PUBLIC ANNOUNCEMENTS AND CONFIDENTIALITY
Neither Party shall issue any public announcement or press release with respect to this Agreement without the prior written consent of the other Party. No such consent shall be necessary to the extent that disclosure is required by applicable law or the rules or regulations of any stock exchange.
Each Party agrees to hold the terms and content of this Agreement in strict confidence and shall not disclose any portion thereof to any Third Party without prior written consent of the other Party. Each Party may disclose the terms to those of its own and its Affiliates’ employees, agents, and independent contractors, as well as potential or existing In vitro virus/PROfusion technology related licensees, who have a need to know such information and who have executed a confidentiality agreement which has a scope that encompasses the terms of this Agreement. MCC may, if required by pre-existing contractual obligations, disclose the terms of this Agreement to appropriate employees of Keio University, subject to a confidentiality agreement. Compound may, if required by pre-existing contractual obligations, disclose the terms of this Agreement to appropriate employees of the Massachusetts General Hospital, subject to a confidentiality agreement.
The standard of care required in protecting the confidentiality of these terms shall be the same standard of care that each Party uses to protect its own confidential information of a similar nature, but in no event shall either Party use less than a reasonable standard of care. If either Party is required by law to disclose any part of the terms, it shall undertake reasonable efforts to promptly notify the other Party and shall use reasonable efforts to minimize the extent of the disclosure and to obtain confidential treatment of any information required to be disclosed, if available.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers effective as of the date first above written.

MITSUBISHI CHEMICAL CORPORATION

By	/s/ Eiji Tanaka

Eiji Tanaka

Title	Executive Officer, General Manager,
MCC-Group Science & Technology Office

COMPOUND THERAPEUTICS, INC

By	/s/ John Edwards

John Edwards

Title	Senior Vice President
Commercial and Product Development
Compound Therapeutics

ANNEX A
MCC PATENTS AND APPLICATIONS

Serial No.	Title	Inventor(s)
US 6,361,943	Molecule That Homologizes Genotype and Phenotype and Utilization Thereof	YANAGAWA, Hiroshi

WO 9816636A1	Molecule That Homologizes Genotype and Phenotype and Utilization Thereof	YANAGAWA, Hiroshi

US 20030022230A1	Molecule assigning genotype to phenotype and use thereof	YANAGAWA, Hiroshi

US 20020072087A1	Molecule assigning genotype to phenotype and use thereof	YANAGAWA, Hiroshi

EP0962527B1	Molecule That Homologizes Genotype and Phenotype and Utilization Thereof	YANAGAWA, Hiroshi

DE69730157D1	Molecule That Homologizes Genotype and Phenotype and Utilization Thereof	YANAGAWA, Hiroshi

EP04018354.3 (not published)	Molecule That Homologizes Genotype and Phenotype and Utilization Thereof	YANAGAWA, Hiroshi

JP98816636A1	Molecule That Homologizes Genotype and Phenotype and Utilization Thereof	YANAGAWA, Hiroshi

JP04198470 (not published)	Molecule That Homologizes Genotype and Phenotype and Utilization Thereof	YANAGAWA, Hiroshi

Serial No.	Title	Inventor(s)

US 6,228,994*	Labeled protein and its producing method, labeling compound to be used in the method, and method for analyzing function of genes	YANAGAWA, Hiroshi

US20010039011A1*	Labeled protein and its producing method, labeling compound to be used in the method, and method for analyzing function of genes	YANAGAWA, Hiroshi

US20010007751A1*	Labeled protein and its producing method, labeling compound to be used in the method, and method for analyzing function of genes	YANAGAWA, Hiroshi

JP11322781A2*	Compound For Labeling Protein and Labeling of Protein with the Compound	YANAGAWA, Hiroshi

*	For clarity, these patent families are included among the MCC Patents only for exploitation within the terms of the license granted in Paragraph 2.1 This inclusion is not intended, and shall not be construed, to expand the terms of the license granted in Paragraph 2.1. For the avoidance of doubt with respect to the territorial limitations provided in Paragraph 2.1, patents and patent applications pending or issued in jurisdictions in Japan are included among the MCC Patents only as necessary to allow the identification, development, production, and/or commercialization of Antibody Mimetics, rendering Services for Antibody Mimetics, and to allow the sale and distribution of Products worldwide pursuant to Paragraph 2.1. The inclusion of such patents is not intended, and shall not be construed, to expand the territorial limitations provided in Paragraph 2.1 with respect to the practice of the In vitro virus/PROfusion technology under the MCC Patents.

ANNEX B
COMPOUND Patents
     For the avoidance of doubt with respect to the territorial limitations provided in Paragraph 2.2, patents and patent applications listed in this ANNEX B and pending or issued in jurisdictions other than Japan are included among the COMPOUND Patents only as necessary to allow the sale and distribution of Products worldwide pursuant to Paragraph 2.2. The inclusion of such patents is not intended, and shall not be construed, to expand the territorial limitations provided in Paragraph 2.2 with respect to the practice of the In vitro virus/PROfusion technology under the COMPOUND Patents.
PATENTS AND APPLICATIONS ORIGINATING FROM PHYLOS, INC.

R&G and
COMPOUND
Reference Nos.	Serial No.	Title	Inventor(s)	Status
COTH-PWO-505 (PCT)	US99/18600	IDENTIFICATION OF COMPOUND-PROTEIN INTERACTIONS USING LIBRARIES OF PROTEIN-NUCLEIC ACID FUSION MOLECULES	Lohse	Filed: Aug 16 99 Published: Feb 24 00 as WO 00/09464

COTH-PJP-505 (Japan)	2000-564919	IDENTIFICATION OF COMPOUND-PROTEIN INTERACTIONS USING LIBRARIES OF PROTEIN-NUCLEIC ACID FUSION MOLECULES	Lohse	Filed: Aug 16 99 Published:Jun 23 02 as JP2002-522057

COTH-PWO-510 (PCT)	US00/19653	PEPTIDE ACCEPTOR LIGATION METHODS	Kurz et al.	Filed: Jul 19 00 Published: Feb 01 01 as WO 01/07657 A1

COTH-PJP-510 (Japan)	2001-512922	PEPTIDE ACCEPTOR LIGATION METHODS	Kurz et al.	Published Feb 12 03 as JP2003-505094

R&G and
COMPOUND
Reference Nos.	Serial No.	Title	Inventor(s)	Status
COTH-PWO-511 (PCT)	US00/23414	METHODS FOR ENCODING AND SORTING IN VITRO TRANSLATED PROTEINS	Kuimelis	Filed: Aug 25 00 Published: Mar 08 01 as WO 01/16352

COTH-PJP-511 (Japan)	2001-520897	METHODS FOR ENCODING AND SORTING IN VITRO TRANSLATED PROTEINS	Kuimelis	Published Mar 4 03 as JP2003-508761

COTH-PWO-512 (PCT)	US 02/24180	MODULAR ASSEMBLY OF NUCLEIC ACID-PROTEIN FUSION MULTIMERS	Kurz et al.	Filed: Jul 31 02 Published Feb 13 03 as WO 03/012146

COTH-PJP-512 (Japan)	2003-517319	MODULAR ASSEMBLY OF NUCLEIC ACID-PROTEIN FUSION MULTIMERS	Kurz et al.	Pending, Unpublished.

COTH-PWO-502* (PCT)	US99/07203	ADRESSABLE PROTEIN ARRAYS	Kuimelis et al.	Published: Oct 14 99 as WO99/51773

COTH-PJP-502* (Japan)	2000-542484	ADRESSABLE PROTEIN ARRAYS	Kuimelis et al.	Published: Apr 9 02 as JP2002-510505

COTH-PWO-501* (PCT)	US99/14776	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	Wagner et al.	Published: Jan 06 00 as WO00/00632

COTH-PJP-501* (Japan)	2000-557385	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	Wagner et al.	Published: Jul 02 02 as JP2002-519038

COTH-PWO-504 (PCT)	US99/18603	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA-PROTEIN FUSION FORMATION	Hammond et al.	Published: Feb 24 00 as WO00/09737

COTH-PJP-504 (Japan)	2000-565171	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA-PROTEIN FUSION FORMATION	Hammond et al.	Published: Jul 23 02 as JP2002-522091

R&G and
COMPOUND
Reference Nos.	Serial No.	Title	Inventor(s)	Status
COTH-PWO-500* (PCT)	US99/22436	SYNTHESIS OF CODON RANDOMIZED NUCLEIC ACIDS	Lohse et al.	Published: Apr 06 00 as WO00/18778 No National Filing in Japan

COTH-PWO-506 (PCT)	US99/28472	DNA-PROTEIN FUSIONS AND USES THEREOF	Lohse et al.	Published: Jun 08 00 as WO00/32823

COTH-PJP-506 (Japan)	2000-585454	DNA-PROTEIN FUSIONS AND USES THEREOF	Lohse et al.	Published: Sep 24 02 as JP2002-531105

COTH-PW2-507* (PCT)	US01/32233	PROTEIN SCAFFOLDS FOR ANTIBODY MIMICS AND OTHER BINDING PROTEINS	Lipovsek et al.	Published Apr 25 02 as WO02/032925

COTH-PJ2-507* (Japan)	2002-536306	PROTEIN SCAFFOLDS FOR ANTIBODY MIMICS AND OTHER BINDING PROTEINS	Lipovsek et al.	Published Sep 02-04 as JP2004-526419

COTH-P01-509* (United States)	09/614264	C-TERMINAL PROTEIN TAGGING	Lohse et al.	Issued: Dec 09 03 as U.S. Pat. 6660473

COTH-P02-509* (United States)	10/730367	C-TERMINAL PROTEIN TAGGING	Lohse et al.	Filed: Dec 08 03, Not Published.

COTH-PEP-509* (Europe)	00960132.9	C-TERMINAL PROTEIN TAGGING	Lohse et al.	Published: Apr 10 02 as EP1194594

COTH-PWO-509* (PCT)	US00/40347	C-TERMINAL PROTEIN TAGGING	Lohse et al.	Published: Jan 18 01 as WO01/04265 No National Filing in Japan.

COTH-PWO-513 (PCT)	US01/00291	SENSITIVE, MULTIPLEXED DIAGNOSTIC ASSAYS FOR PROTEIN ANALYSIS	Wagner et al.	Published: Jul 26 01 as WO01/53539

COTH-PJP-513 (Japan)	2001-553398	SENSITIVE, MULTIPLEXED DIAGNOSTIC ASSAYS FOR PROTEIN ANALYSIS	Wagner et al.	Published: Jul 02 03 as JP2003-520050

COTH-PWO-514 (PCT)	US01/06147	IMPROVED METHODS FOR GENERATING CATALYTIC PROTEINS	Kurz et al.	Published: Aug 30 01 as WO01/62983

COTH-PJP-514 (Japan)	2001-561791	IMPROVED METHODS FOR GENERATING CATALYTIC PROTEINS	Kurz et al.	Published: Aug 12 03 as JP2003-523756

R&G and
COMPOUND
Reference Nos.	Serial No.	Title	Inventor(s)	Status
COTH-P01-515* (United States)	10/176826	IN VITRO PROTEIN INTERACTION DETETION SYSTEMS	Kurz et al.	Published: Jan 16 03 as US 20030013110

COTH-PWO-515* (PCT)	US02/19937	IN VITRO PROTEIN INTERACTION DETECTION SYSTEMS	Kurz et al.	Published: Jan 03 03 as WO03/000856 No National Filing in Japan

COTH-P01-518* (United States)	10/092750	POLYPEPTIDE INTERACTIVE WITH BCL-X1	Hammond et al.	Published: Mar 13 03 as US20030032157

COTH-PWO-518* (PCT)	US02/06951	POLYPEPTIDE INTERACTIVE WITH BCL-X1	Hammond et al.	Published: Sep 19 02 as WO02/072761 No National Filing in Japan

COTH-P01-516* (United States)	10/293086	CELLULER KINASE TARGETS AND INHIBITORS AND METHODS FOR THEIR USE	Cujec et al.	Published: Jul 17 03 as US20030134310

COTH-PWO-516* (PCT)	US02/36572	CELLULER KINASE TARGETS AND INHIBITORS AND METHODS FOR THEIR USE	Cujec et al.	Published: May 22 03 as WO03/042369 No National Filing in Japan

COTH-P01-519* (United States)	10/302456	SOLID-PHASE IMMOBILIZATION OF PROTEINS AND PEPTIDES	Kurz et al.	Published: May 29 03 as US20030010004

COTH-PWO-519* (PCT)	US02/37743	SOLID-PHASE IMMOBILIZATION OF PROTEINS AND PEPTIDES	Kurz et al.	Published: Jun 05 03 as WO03/045975 No National Filing in Japan

*	For clarity, these patent families are included among the COMPOUND Patents only for exploitation within the terms of the license granted in Paragraph 2.2. This inclusion is not intended, and shall not be construed, to expand the terms of the license granted in Paragraph 2.2.

MGH PATENTS AND APPLICATIONS

R&G and
COMPOUND
Reference Nos.	Serial No.	Title	Inventor(s)	Status
COTH-PJP-701 (Japan)	10-534534	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	Szostak et al.	Pending

COTH-WO-701 (PCT)	US98/00807	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	Szostak et al.	Filed: Jan 14 98 Published: Jul 23 98 as WO 98/31700

COTH-PJ1-701 (Japan)	2000-598669	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	Szostak et al.	Pending

COTH-PW1-701	US00/02589	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	Szostak et al.	Filed: Feb 01 00 (All countries designated) Published: Aug 17 00 as WO 00/47775

GOLD PATENTS AND APPLICATIONS

Serial Number &
Country	Title	Inventor(s)	Status
07/829,461 United States	SYSTEMIC POLYPEPTIDE EVOLUTION BY REVERSE TRANSCRIPTION	Gold	Filed: Jan 31 92 Issued: U.S. Pat 5,843,701 (Dec 01 98)

09/197,649 United States	SYSTEMIC POLYPEPTIDE EVOLUTION BY REVERSE TRANSCRIPTION	Gold	Filed: Nov 23 98 Issued: U.S. Pat 6,194,550 (Feb 27 01)

09/790,399 United States	SYSTEMIC POLYPEPTIDE EVOLUTION BY REVERSE TRANSCRIPTION FUSIONS	Gold	Filed: Feb 22 01

In Vitro Virus/PROfusion Mutual Patent License Agreement, December 10, 2004
SCHEDULE A
1.	The sublicenses granted by COMPOUND within the field of In vitro virus/PROfusion technology prior to the Effective Date
          On September 27, 2004 Compound Therapeutics entered into a license agreement with Abbott Laboratories granting Abbott non-exclusive rights to use Compound Therapeutics’ PROfusion™ technology and certain antibody libraries for purposes of (i) research and development, including target validation, generation and use of research reagents, generation and use of Antibody libraries, drug discovery, characterization and screening, and (ii) for isolating, developing and commercializing therapeutic antibody products and diagnostic antibody products.
2.	The sublicenses granted by MCC within the field of In vitro virus/PROfusion technology prior to the Effective Date
          None

EXHIBIT
A
INTERFERENCE SETTLEMENT AGREEMENT
          This Settlement Agreement is made as of December 10, 2004 (the “Effective Date”) by and among Mitsubishi Chemical Corporation, a corporation of Japan, with its principal place of business at 33-8, Minaot-ku Shiba 5-chome, Chiyoda-ku, Tokyo, Japan (“MCC”), and Compound Therapeutics, Inc., a corporation of U.S.A., with its principal place of business at 100 Beaver Street, Waltham MA 02453, U.S.A.(“COMPOUND”).
(A)	In the event that an interference is declared by the United States Patent and Trademark Office, MCC and COMPOUND agree to settle such an interference in good faith and, in a manner reasonably designed to identify which Party was the first to invent the interfering subject matter, as defined by the United States Patent and Trademark Office to allow the prompt issuance of a valid patent or patents according to the United States patent law. MCC and COMPOUND agree that such identification will be made through the following process:
(i)	In the case of the declared Interference, and in the event that the United States Patent and Trademark Office declares further Interferences between COMPOUND and MCC patent filings, the Parties agree to mutually petition the United States Patent and Trademark Office to suspend the Interference proceedings for at least such time as required for the determination of priority of invention pursuant to the terms of the present Settlement Agreement.

(ii)	The Parties will attempt to reach mutual agreement by sharing relevant proofs of priority with each other. Within sixty (60) days of the mailing date of Notice of Interference from the U.S. patent and Trademark Office, each party will serve on designated counsel for the other party a memorandum with attached evidence in support of dates of the conception, diligence, and reduction to practice of the subject matter for each of the Counts of the Interference. The Parties also agree that any reasonable costs associated with the translation of Japanese language documents shall be borne equally by the Parties. Each counsel shall review the memoranda and evidence provided by the other party and shall meet (in person or telephonically) to determine priority of invention in accordance with the

Rules of Practice of the United States Patent and Trademark Office regarding conception, diligence and reduction to practice of inventions.
(iii)	Unless otherwise agreed, if within sixty (60) days of the exchange of memoranda and evidence the parties are unable to reach mutual agreement the Parties agree to submit their respective memoranda and evidence to a disinterested and mutually acceptable attorney or former administrative law judge (herein “Third Party Expert”) having expertise in Interference law. Both Parties agree that the findings of this Third Party Expert will be binding. The Parties will also submit to the Third Party Expert the full file histories for each of applications or patents designated in the Interference.
(a)	The Third Party Expert has the right to request any additional information that s/he may require. After review of each Parties memorandum, evidence and any document inspections which the Third Party Expert deems necessary, the Third Party Expert will issue a “Preliminary Interference Settlement Report” designating for each Count to whom priority of invention is to be given. Each party’s counsel will have fifteen (15) days from the mailing date of Preliminary Interference Settlement Report to submit to the Third Party Expert any arguments for modifying the decisions of the Third Party Expert set forth therein. The Third Party Expert will then issue a “Final Interference Settlement Report” setting forth for each Count, the party to whom priority of invention is to be given. The determination of priority of invention shall be made in accordance with the Patent Laws of the United States and in accordance with the Rules of Practice of the United States Patent and Trademark Office regarding conception, diligence, and reduction to practice of inventions.

(b)	The Parties agree that the Third Party Expert shall have the right to designate the particular form of reports, memoranda, evidence and other submissions to the Third Party Expert by the Parties.

(c)	The Parties also agree that any costs associated with the Third Party Expert shall be borne equally by the Parties.

(B)	MCC and COMPOUND also agree to promptly make a determination of whether any of their respective patents and applications claim the same patentable inventions in accordance with 37 CFR § 1.601(n) and applicable legal precedent (“Overlapping Subject Matter”). In the event that the parties determine that there is such Overlapping Subject Matter (whether now or in the future), then they shall promptly follow the procedure set forth in (A) above to resolve which party is entitled to the patent(s) claiming the Overlapping Subject Matter.

(C)	Unless agreed otherwise in writing, the Parties agree that as soon as practical after the determination of priority of invention required by this Settlement Agreement, each party will cancel claims in any pending U.S. Patent Application and disclaim any claims in issued U.S. Patents for which the other party has been awarded priority. Any disagreement between the Parties on whether a claim is to the same patent invention as a Count shall, at the request of either party, be submitted to the Third Party Expert for binding determination.

(D)	For each Interference that is declared by the United States Patent and Trademark Office between claims which are within the scope of this, a copy of this Agreement will be filed in the U.S. Patent and Trademark Office by MCC and COMPOUND before the termination of such interference as provided by 37 CFR §1.666, with a request that the copy be kept separate from the file of such interference, and with a request that the copy be made available only to government agencies on written request or to any person on a showing of good cause, as provided by 37 CFR §1.666(b). A copy of this agreement will be filed for each interference.

For Mitsubishi Chemical Corporation:

/s/ Eiji Tanaka

Eiji Tanaka
Executive Officer, General Manager, MCC Group Science & Technology Office
Date: December 10, 2004

For Compound Therapeutics, Inc.:

/s/ John Edwards

John Edwards
Senior Vice President Commercial and Product Development

Date: December 10, 2004